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                                                                      EXHBIT 2.1




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                          DEBENTURE PURCHASE AGREEMENT

                          DATED AS OF JANUARY 1, 1997
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                                     -6-
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                          DEBENTURE PURCHASE AGREEMENT

This Debenture Purchase Agreement (the "Agreement") is made as of January 1, 1997, by and between BELLSOUTH TELECOMMUNICATIONS, INC. ("BST") and HARBINGER CORPORATION ("HC").


                               R E C I T A L S:

A. BST or its affiliate is the holder of that certain Subordinated Convertible Debenture, due June 20, 2000, of Harbinger Net Services, LLC (the "Company") in the original principal amount of $3,000,000 (the "Debenture").

B. BST desires to sell, and HC desires to purchase, the Debenture upon the terms and conditions contained herein.

                                  AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

                                    SECTION 1.

                        PURCHASE AND SALE OF DEBENTURE

                 (a) Subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined) HC will purchase from BST, and BST shall sell to HC, the Debenture, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for such liens, claims or encumbrances arising solely under (i) the Amended and Restated Operating Agreement of Harbinger Net Services, LLC, dated June 20, 1995 (the "Operating Agreement") and (ii) that certain Agreement, dated June 20, 1995, by and among the Company, HC and BellSouth Corporation (together with the Operating Agreement, the "Debenture Documents").
                 (b) In exchange for the Debenture, HC shall deliver to BST (i) a cash payment in the amount of $1,500,000 (the "Cash Payment"), and
(ii) 161,525 shares of common stock, par value $.0001 per share, of HC (the "HC Shares") (the Cash Payment and the HC Shares are referred to collectively as the "Purchase Price").

                                    SECTION 2.

                           CLOSING DATES; DELIVERY

        2.1 CLOSING DATE. The closing of the purchase and sale of the Debenture shall be held at the offices of Morris, Manning & Martin, L.L.P at 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326 on January 1, 1997 (the "Closing"), or at such other time and place upon which BST and HC shall agree. The effective date of the Closing is hereinafter referred to as the "Closing Date".





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        2.2     DELIVERY.   At the Closing or as otherwise provided below,
each of the following deliveries shall be made:

         (a)     BST shall deliver the following to HC:

                 (i)      the Debenture, duly endorsed for transfer; and

                 (ii)     the certificate contemplated by Section 5.3.

                 (b)      HC shall deliver the following to BST:

                          (i) the Cash Payment to be delivered by wire transfer;

                          (ii) a stock certificate representing the HC Shares, registered in the name of BST or an affiliate (defined for purposes of this Agreement as set forth in Rule 405 of the Securities Act) of BST designated by BST (provided the affiliate (i) makes representations to HC in substantially the form of
                          Section 3.8 hereof and (ii) agrees in writing in a form reasonably acceptable to HC to abide by the provisions of Sections 7.2 and 8 of this Agreement), and which may be delivered by HC up to five (5) days following the Closing; and

                 (iii)    the certificate contemplated by Section 6.3.

                                    SECTION 3.

                     REPRESENTATIONS AND WARRANTIES OF BST

BST represents and warrants to HC as follows:

        3.1. ORGANIZATION AND STANDING; ARTICLES OF INCORPORATION AND BYLAWS. BST is a corporation validly incorporated and existing under the laws of the State of Georgia and is in good standing under such laws. BST has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

        3.2. CORPORATE POWER. BST has the requisite legal power and authority to execute and deliver this Agreement and carry out and perform its obligations under the terms of this Agreement.

        3.3. AUTHORIZATION. The execution and delivery of this Agreement by BST and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of BST, and no other corporate proceeding on the part of BST is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of BST, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        3.4. OWNERSHIP OF DEBENTURE. BST has good title to the Debenture, free and clear of any mortgage, pledge, lien, lease, encumbrance or charge of any nature whatsoever, subject to any liens, claims or encumbrances arising solely under the Debenture Documents. Assuming compliance with all requirements for transfer of the Debenture under the Debenture Documents, the delivery by BST of the Debenture endorsed for





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transfer pursuant to Section 2.2(a)(i) hereof shall be sufficient to vest in HC good title to the Debenture free and clear of all mortgages, pledges, liens, leases, encumbrances, taxes or charges of any nature whatsoever, subject to any liens, claims or encumbrances arising solely under the Debenture Documents.

        3.5.    NO CONFLICT WITH OTHER INSTRUMENTS.   The execution, delivery
and performance of and compliance with the terms of this Agreement have not resulted and will not result in any violation of, or conflict with, or constitute a default under, BST's Articles of Incorporation, Bylaws or any of its agreements that limit BST's ability to consummate the transactions contemplated hereby.

        3.6.    GOVERNMENTAL OR REGULATORY CONSENTS.   No consent, approval or
authorization of or designation, declaration or filing with any governmental or regulatory authority on the part of BST is required in connection with the valid execution and delivery of this Agreement, or the consummation by BST of the transactions contemplated hereby.

        3.7.    LITIGATION.   There is no action, proceeding or investigation
pending or, to BST's knowledge, threatened against BST or any affiliate which holds the Debenture or receives the HC Shares that could reasonably be expected to affect the validity of this Agreement or BST's rights with respect to the Debenture or that would have a material adverse effect on the consummation of the transactions contemplated hereby.

        3.8. INVESTMENT REPRESENTATIONS. BST is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and is acquiring the HC Shares for its own account for investment and not with the view to the distribution thereof, except in accordance with applicable federal and state securities laws. BST acknowledges and agrees that the HC Shares are subject to the transfer restrictions contained in Section 7.2 hereof.

        3.9.    COMPLIANCE WITH OPERATING AGREEMENT.       BST is not in
violation in any material respect of any term or provision of the Operating Agreement.

        3.10. BROKERS OR FINDERS. BST has not and will not prior to Closing engage, or otherwise incur any liability with respect to, any broker, finder or agent with respect to the Debenture.

                                    SECTION 4.

                      REPRESENTATIONS AND WARRANTIES OF HC

HC hereby represents and warrants to BST as follows:

        4.1. ORGANIZATION AND STANDING; ARTICLES OF INCORPORATION AND BYLAWS. HC is a corporation duly incorporated and existing under the laws of the State of Georgia and is in good standing under such laws. HC has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

        4.2. CORPORATE POWER. HC has the requisite legal power and authority to execute and deliver this Agreement and carry out and perform its obligations under the terms of this Agreement.

        4.3. AUTHORIZATION. The execution and delivery of this Agreement by HC and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of HC, and no other corporate proceeding on the part of HC is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of HC, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy,





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insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        4.4     NO CONFLICT WITH OTHER INSTRUMENTS.   The execution, delivery
and performance of and compliance with the terms of this Agreement have not resulted and will not result in any violation of, or conflict with, or constitute a default under, HC's Articles of Incorporation, Bylaws or any of its agreements that limit HC's ability to consummate the transactions contemplated hereby.

        4.5 GOVERNMENTAL OR REGULATORY CONSENTS. Except for the listing of the HC Shares on the Nasdaq National Market, no consent, approval or authorization of or designation, declaration or filing with any governmental or regulatory authority on the part of HC is required in connection with the valid execution and delivery of this Agreement, or the consummation by HC of the transactions contemplated hereby.

        4.6     LITIGATION.   There is no action, proceeding or investigation
pending or, to HC's knowledge, threatened against HC that could reasonably be expected to affect the validity of this Agreement or that would have a material adverse effect on the consummation of the transactions contemplated hereby.

        4.7 AUTHORIZATION OF HC SHARES. The HC Shares have been duly authorized, and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

        4.8     COMPLIANCE WITH OPERATING AGREEMENT.       HC is not in
violation in any material respect of any term or provision of the Operating Agreement.

        4.9 SALE OF THE COMPANY. Solely as of the date hereof, HC has no present intent to sell all or substantially all of its shares in the Company or to cause the Company to be merged or consolidated with any other person or entity or to transfer all or substantially all of its properties and assets to any other person or entity (other than the transfer by the Company of its assets and liabilities to its shareholders in connection with its dissolution or liquidation).

        4.10 REGISTRATION RIGHTS. HC has not granted to any holders of its securities any rights to require the registration of any of HC's securities under the Securities Act except (i) piggyback registration rights granted to certain former shareholders of NTEX Holding B.V. in any underwritten public offering by HC, (ii) one demand registration and piggy-back registration rights granted to certain former shareholders of INOVIS Verwaltungs GmbH and its affiliates, (iii) piggyback registration rights granted to former shareholders of Harbinger NV in any underwritten public offering by HC and (iv) piggyback registration rights granted to the former shareholders of Comtech Management Systems, Inc. in any underwritten public offering by HC.

        4.11 SEC FILINGS. HC has filed all required forms, reports, statements, schedules and other documents with the Securities and Exchange Commission since January 1, 1996.

        4.12 BROKERS OR FINDERS. HC has not and will not prior to Closing engage, or otherwise incur any liability with respect to, any broker, finder or agent with respect to the Debenture.

        4.13 INVESTMENT REPRESENTATIONS. HC is an "accredited investor" within the meaning of Regulation D under the Securities Act, and is acquiring the Debenture for its own account for investment and not with the view to the distribution thereof, except in accordance with applicable federal and state securities laws.





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                                    SECTION 5.

                          CONDITIONS TO CLOSING OF HC

The obligations of HC to consummate the transactions contemplated hereby are subject to the fulfillment or waiver by HC of the following conditions:

        5.1 REPRESENTATIONS. The representations and warranties of BST made in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

        5.2 PERFORMANCE OF AGREEMENTS. All agreements and conditions contained in this Agreement to be performed by BST on or prior to the Closing shall have been performed or complied with in all material respects.

        5.3 CERTIFICATE. BST shall have delivered to HC a certificate, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement and the incumbency of certain officers of BST.

                                   SECTION 6.

                          CONDITIONS TO CLOSING OF BST

The obligations of BST to consummate the transactions contemplated hereby are subject to the fulfillment or waiver by BST of the following conditions:

        6.1 REPRESENTATIONS. The representations and warranties of HC made in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

        6.2 PERFORMANCE OF AGREEMENTS. All agreements and conditions contained in this Agreement to be performed by HC on or prior to the Closing Date shall have been performed or complied with in all material respects.

        6.3     CERTIFICATE.   HC shall have delivered to BST a certificate,
dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement and the incumbency of certain officers of HC.

        6.4 TERMINATION OF OBLIGATIONS. BST's obligations under the Operating Agreement shall have been terminated at or prior to the Closing.

                                    SECTION 7.

                           COVENANTS OF THE PARTIES

        7.1 REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.







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        7.2     TRANSFER RESTRICTIONS.

(a) The HC Shares shall not be transferred or otherwise disposed of, in whole or in part, except pursuant to a registration statement under the Securities Act or pursuant to an exemption from registration thereunder. BST shall not transfer any HC Shares unless prior to the proposed transfer it shall have provided to HC an opinion of counsel (which counsel may be an employee of BST or its ultimate parent corporation) to the effect that no registration under the Securities Act is required in connection with the proposed transfer and that the proposed transfer is exempt from registration or qualification and is otherwise permissible under applicable state securities law. The foregoing notwithstanding, BST may transfer the HC Shares to an affiliate of BST designated by BST without delivery of the opinion of counsel required by the foregoing sentence (provided the affiliate (i) makes representations to HC in substantially the form of Section 3.8 hereof and (ii) agrees in writing in a form reasonably acceptable to HC to the provisions of this Agreement relating to the HC Shares). The registration rights described below in Section 8 shall be transferable in connection with a transfer of all, but not less than all, of the HC Shares to the extent permitted herein.

(b) The certificates representing the HC Shares shall bear such legends as may be deemed reasonably necessary by HC, including without limitation the following:

                 "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. Except as may be permitted by that certain Debenture Purchase Agreement, dated as of January 1, 1997, by and between BellSouth Telecommunications, Inc. and Harbinger Corporation, the shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities law of any state, or an opinion of counsel (who may be an employee of BST or its ultimate parent corporation) which opinion and counsel shall be satisfactory to the Company and its counsel, that such registration or qualification is not required."

        7.3 ASSUMPTION OF INDEMNIFICATION OBLIGATIONS. HC hereby assumes effective upon the dissolution of the Company the obligation of the Company pursuant to Section 5.11 of the Operating Agreement to indemnify the managers of the Company.



                                    SECTION 8.

                             REGISTRATION RIGHTS

        8.1.    DEMAND REGISTRATION RIGHTS.

         (a) Upon written notice delivered by the Holder (as defined in Section 8.7) to HC following the six (6) month anniversary of the Closing Date, HC agrees to effect on one occasion a registration on behalf of the Holder on a "shelf" registration statement all of the HC Shares for sale in the open market for a period not to exceed 45 days as provided in this Section 8.1. Such registration statement shall be on Form S-3 if HC is eligible to use such form. The fees and expenses of such registration and offering shall be borne by HC; provided, however, that the Holder will pay all of the underwriting discounts and





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commissions, transfer taxes, transfer agent fees and the expenses, disbursements and charges of their own counsel with respect to the HC Shares.

         (b) Whenever required under this Section 8.1 to effect the registration of the HC Shares, HC shall use its reasonable efforts to:

                 (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to all of the HC Shares, cause such registration statement to become effective, and keep such registration statement effective for up to forty-five (45) days or until all such shares are sold, whichever is earlier; and

                 (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (including documents incorporated therein) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all HC Shares covered by such registration statement.

         (c) The Holder may request that the offer of its shares be underwritten and shall include in its request made pursuant to this Section 8.1 the name of the managing underwriter or underwriters, if any, that the Holder would propose to employ in connection with the public offering proposed to be made pursuant to the registration requested. In the event the Holder's offer of HC Shares is underwritten at its request, notwithstanding any other provision of this Agreement, the Holder shall bear the incremental expense incurred by HC relating to the use of the underwriter or underwriters in connection with the Holder's offer of its HC Shares, including without limitation incremental legal and printing expenses associated with changes made in the content or number of prospectuses due to the involvement of such underwriter or underwriters. HC may object to any managing underwriter or underwriters proposed by the Holder, in which case the Holder shall propose another managing underwriter or underwriters that is or are reasonably acceptable to HC. HC and the Holder shall each use its reasonable efforts to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above. HC will take such reasonable actions as are necessary to comply with the terms and obligations of such underwriting agreement and will furnish such underwriters and their respective representatives full access to all information reasonably requested in connection with their due diligence review of HC and its operations.

         (d) HC shall be entitled to defer for a reasonable period of time, but not exceeding ninety (90) days, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 8.1 if HC's Board of Directors determines in good faith that such deferral is necessary to avoid a requirement to disclose prematurely information regarding a possible merger or acquisition transaction or they otherwise determine in good faith that such deferral is in the best interests of HC and its shareholders. If HC shall so postpone the filing of a registration statement, the Holder shall have the right to withdraw such request for registration by giving written notice to HC within fifteen (15) days after receipt of notice from HC of such postponement. In the event of such withdrawal, such request shall not be counted for purposes of Section 8.1 hereof.

         (e) HC shall be entitled to include in any registration statement referred to in this Section 8.1, for sale in accordance with the method of disposition specified by the Holder, shares of HC's common stock to be sold by HC for its own account, or other shareholders for their own account (except as and to the extent that, in the opinion of the managing underwriter if such method of disposition shall be effected in HC's sole discretion as an Underwritten Public Offering, such inclusion would result in any of the HC Shares being excluded from the offering or would materially adversely affect the marketing of the HC Shares). For purposes of this Section 8, "Underwritten Public Offering" means a public offering of HC's common stock for cash which is offered and sold in a registered transaction on a firm commitment underwritten basis through one or more underwriters, all pursuant to an underwriting agreement between HC and any selling shareholders on the one hand and such underwriters on the other hand.





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         (f)     Anything in this Section 8.1 to the contrary notwithstanding,
HC shall not be required to file a registration statement requested pursuant to this Section 8.1 which would be declared effective after the last day of a fiscal year of HC and prior to the earlier of the date on which HC's audited financial statements for such fiscal year are first available or 75 days after the end of the fiscal year, or in a manner which would require the inclusion of financial statements other than such audited financial statements.

         (g) No request for registration under this Section 8.1 may be made within six (6) months after the effective date of any other registration statement filed by HC or within three (3) months after the completion of the sale of the securities included in any other registration statement filed by HC. If a registration statement requested pursuant to this Section 8.1 shall not have become effective within twelve (12) months after the initial filing thereof with the Commission as a result of any reason other than (i) a material adverse development in the business or condition (financial or other) of HC or
(ii) any act or matter within the control of HC, or if such registration statement shall be abandoned or withdrawn at the request of the Holder, then HC shall be deemed to have satisfied its obligation to register the HC Shares pursuant to this Section 8.

         8.2. "PIGGYBACK" REGISTRATION RIGHTS. If HC at any time after the date hereof and prior to the date on which the Holder delivers the notice contemplated by Section 8.1(a) proposes to register under the Securities Act any class of HC's equity or debt securities for sale to the public on a general form registration statement on Form S-1, S-2, S-3 or any successor form, then and in each such case HC shall give fifteen (15) days prior written notice of such proposed registration to the Holder and shall cause such number of HC Shares as shall be requested by the Holder within ten (10) days thereafter to be included, upon the same terms (including the method of distribution), in any such offering; provided that the number of HC Shares requested to be included by the Holder must be at least (i) one-half of the HC Shares originally issued hereunder or (ii) the number of HC Shares then owned by the Holder, whichever is less. HC may, without the consent of the Holder, withdraw any such registration and abandon any proposed offering if in the reasonable good faith belief of the Board of Directors of HC such withdrawal and abandonment appears to be in HC's best interests. The failure of the Holder to exercise its rights hereunder with respect to any registration shall not constitute a waiver of its rights to participate in any other registration or to demand registration of HC Shares under Section 8.1 hereof. The foregoing obligations shall be subject to the following conditions and limitations:

                 (i) HC shall not be required to give such notice or include any HC Shares in any form of registration statement unless such HC Shares of the Holder are eligible for inclusion in the applicable form of registration statement as described above;

                 (ii) In an Underwritten Public Offering of the HC Shares, the Holder shall agree (a) to have the HC Shares sold to or by such underwriter or managing agent on terms substantially equivalent to the terms upon which HC is selling the securities so registered by it, and
                          (b) to delay the sale of any securities of HC not sold by it in such registration statement for the period requested by such underwriter or managing agent up to 180 days following the effective date of such registration statement;

                 (iii) If any underwriter in such Underwritten Public Offering shall advise HC that it declines to include a portion of the HC Shares requested by the Holder to be included in the registration statement, then in case of an exclusion as to a





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                          portion of such HC Shares, such portion shall be
                          allocated in proportion to the respective number of shares of common stock requested to be registered by all such holders of HC's securities; and

                 (iv) The fees and expenses of the offering shall be borne by HC; provided, however, that the Holder will pay all of the underwriting discounts and commissions, transfer taxes, transfer agent fees and the expenses, disbursements and charges of their own counsel with respect to the HC Shares.

         8.3.    UNDERTAKINGS OF HOLDER.   As a condition of the registration
provided for in this Section 8, the Holder shall (a) furnish such information concerning itself and the terms of its proposed offering to HC as requested in connection with such registration; (b) agree to indemnify HC (and each of its officers and directors who have signed the registration statement relating to the registration) and each person, if any, who controls HC within the meaning of the Securities Act, the underwriters and each person, if any, who controls such underwriter within the meaning of the Securities Act, to the extent reasonably deemed necessary by HC with respect to the accuracy of any information so furnished by the Holder; and (c) reasonably cooperate with HC and its representatives to cause such registration to become effective at the earliest practicable time.

         8.4. ADDITIONAL UNDERTAKINGS OF HC. Without limiting the generality of the provisions of Section 8, if and whenever HC is under an obligation to effect the registration of any HC Shares, HC shall at its sole cost and expense:

                 (i) furnish to the Holder such numbers of each prospectus (including each preliminary prospectus and prospectus supplement) in conformity with the requirements of the Securities Act, and such other documents as are reasonably requested by the Holder to facilitate the public offering of its HC Shares; and

                 (ii) use its reasonable efforts to register or qualify the HC Shares covered by such registration under the securities or blue sky laws of such jurisdictions (and shall do any and all other acts or things) as is reasonable to enable the Holder to consummate the public sale or the disposition of its HC Shares; provided, however, that HC shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

        8.5. INDEMNIFICATION BY HC. In connection with the offering contemplated by this Section 8, HC will indemnify the Holder (and each of its officers, directors and controlling persons, if any, within the meaning of the Securities Act), and each underwriter for HC, the Holder and each person, if any, who controls such underwriter within the meaning of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever arising out of any (a) untrue statement of a material fact contained in the registration statement, or the omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished or confirmed to HC by the Holder, or any other person who might be entitled to indemnification hereunder, for use in such registration statement, prospectus or supplement, or (b) violation by HC of any law or rule or regulation relating to action or inaction required by HC in connection with such registration statement or the offering contemplated thereby.





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          8.6       RULE 144 REQUIREMENTS.  With a view to making available to the Holder the benefits of Rule 144 (or any successor rule thereto) promulgated under the Securities Act, HC agrees to file with the Commission in a timely manner all reports and other documents required of HC under the Securities Act and the Securities Exchange Act of 1934, as amended. The Holder's right to require HC to register the HC Shares pursuant to Sections 8.1 and 8.2 shall not be exercisable at any time during which any HC Shares are eligible for sale in the open market pursuant to Rule 144 (or any successor rule thereto) under the Securities Act.

          8.7       TRANSFER OF REGISTRATION RIGHTS.  For purposes of this
Section 8, the term "Holder" shall refer to BST and any assignee who is an affiliate of BST (a "Permitted Assignee"). The registration rights described in this Section 8 shall be transferable only in connection with a transfer of all, but not less than all, of the HC Shares and only upon the Permitted Assignee agreeing in writing to the provisions of this Section 8.

                                    SECTION 9.

                                MISCELLANEOUS

        9.1.    GOVERNING LAW.   This Agreement shall be governed in all
respects by the laws of the State of Georgia.

        9.2.    SURVIVAL.   The representations, warranties, covenants and
agreements made herein shall survive the closing of the transactions contemplated hereby.

        9.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall insure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        9.4     ENTIRE AGREEMENT; AMENDMENT.   This Agreement and the other
documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        9.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to each party, at such address set forth on the signature page, or at such other address as such person shall have furnished to the other parties in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 48 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

        9.6.    EXPENSES.   Each party shall pay its own expenses and legal
fees incurred with respect to this Agreement and the transactions contemplated hereby.

        9.7     COUNTERPARTS.   This Agreement may be executed in any number
of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.





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

        9.8.    SEVERABILITY.   In the event that any provision of this
Agreement becomes or is declared by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect, and the invalid unenforceable provision shall be modified to the extent necessary to make it valid and enforceable.

        9.9.    TITLES AND SUBTITLES.   The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        9.10.   GOOD FAITH ACTIONS.   The parties to this Agreement agree to
act in good faith in exercising, fulfilling and performing their respective rights, obligations and agreements hereunder. The foregoing agreement shall not be deemed to be in derogation of any obligation to act in good faith otherwise applicable to any party at law or in equity.

The foregoing agreement is hereby executed as of the date first above written.

                                              BELLSOUTH TELECOMMUNICATIONS, INC.


                                              By:     /s/ Robert L. Capell III
                                                  -----------------------------





                                              HARBINGER CORPORATION


                                              By:     /s/ C. Tycho Howle
                                                  -----------------------------



                                              Address: 1055 Lenox Park Boulevard
                                                       Atlanta, Georgia 30319





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